UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2011

SKYPEOPLE FRUIT JUICE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-32249	98-0222013
(Commission File Number)	(IRS Employer Identification No.)

16F, National Development Bank Tower , No. 2, Gaoxin 1st Road, Xi’an, China	710075
(Address of Principal Executive Offices)	(Zip Code)

011-86-29-88386415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

SkyPeople Fruit Juice, Inc., a Florida company (the “Company”),  has learned that, on June 1, 2011, an entity identified itself as “Absaroka Capital Management” and a short seller of the Company’s securities, published an article on an investor website making various allegations and accusations against the Company. The Company believes that the article contains many materially false and inaccurate claims, including without limitation, claims relating to the Company's operations, retail and sales channels, production, financials, and industry performance.  In particular, the Company believes that the article contains certain fake reports that the article alleges to have been filed by the Company with the State Administration of Industry and Commerce of the People’s Republic of China.  The Company believes that it is important to alert the general public to such fake reports and the false information contained therein which have been widely disseminated along with the article and have caused material and irreparable harm to the Company and its investors.

On June 2, 2011, the Company issued a press release in response to the above referenced article. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Item 9.01      Financial Statements and Exhibits

99.1	A copy of the press released dated June 2, 2011 issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      June 3, 2011

SKYPEOPLE FRUIT JUICE, INC.

By: /s/ SPRING LIU
       Spring Liu
       Chief Financial Officer